Exhibit 10.46

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of September 25, 2013, by and among QUALITY INVESTMENT PROPERTIES RICHMOND, LLC, a Delaware limited liability company (“QIPR”), QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC, a Delaware limited liability company (“QTS Richmond TRS”), QUALITYTECH, LP, a Delaware limited partnership (“QTLP”), each of the Lenders party hereto, and REGIONS BANK, as Administrative Agent (the “Agent”).

WHEREAS, QIPR, QTS Richmond TRS, QTLP, any Additional Subsidiary Borrowers from time to time a party thereto as “Borrowers” pursuant to §5.5, the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of December 21, 2012 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, QIPR, QTS Richmond TRS, QTLP, the Lenders and the Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Specific Amendments to Credit Agreement.

(a) The Credit Agreement is amended by adding the following definitions of “REIT Joinder Agreement”, “Springing Guaranty”, “Subsidiary General Partner” and “Tax Protection Agreement” to §1.1 in the correct alphabetical location:

REIT Joinder Agreement. The Limited Joinder Agreement with respect to the Credit Agreement to be executed and delivered by REIT pursuant to §7.26, such Limited Joinder Agreement to be in the form of Exhibit “F” hereto.

Springing Guaranty. The Unconditional Guaranty of Payment and Performance to be executed and delivered by REIT and, if applicable, Subsidiary General Partner, pursuant to §7.26, such Unconditional Guaranty of Payment and Performance to be in substantially the form of Exhibit “C” hereto, as the same may be modified, amended, restated or ratified.

Subsidiary General Partner. After the occurrence of the IPO Event, if the REIT is not the general partner of QTLP, a direct Wholly Owned Subsidiary of REIT that is the sole general partner of QTLP.

Tax Protection Agreement. The Tax Protection Agreement made and entered into in connection with IPO Event by REIT, QTLP and each of parties identified as a signatory on Schedule 2.1(a) thereto as a “Protected Partner”, as the same may be further varied, amended, restated, renewed, consolidated, extended or otherwise supplemented from time to time with the approval of Agent.

(b) The Credit Agreement is amended by restating the definitions of “Contribution Agreement”, “Guarantors”, “Guaranty”, and “Loan Documents” set forth in §1.1 in their entireties as follows:

Contribution Agreement. That certain Contribution Agreement dated of even date herewith among the QIPR, the Guarantors a party thereto and each Additional Subsidiary Guarantor which may hereafter become a party thereto, as the same may be modified, amended or ratified from time to time.

Guarantors. Collectively, QTLP and QTS Richmond TRS, together with any Additional Subsidiary Guarantor and, following the occurrence of the IPO Event and execution of the Springing Guaranty, REIT (and, if applicable, Subsidiary General Partner).

Guaranty. The Unconditional Guaranty of Payment and Performance dated of even date herewith given by the Guarantors a party thereto and each Additional Subsidiary Guarantor which may hereafter become a party thereto to and for the benefit of Agent and the Lenders, as the same may be modified, amended, restated or ratified.

Loan Documents. This Agreement, the Notes, the Guaranty, any Springing Guaranty, the REIT Joinder Agreement, the Contribution Agreement, the Security Documents and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrowers or the Guarantors in connection with the Loans.

(c) The Credit Agreement is amended by restating §7.5(e) in its entirety as follows:

(e) Tax Protection Agreement. QTLP shall notify the Agent and any Protected Partner (as defined in the Tax Protection Agreement) in writing at any time it is required to provide an opportunity to any Protected Partner to either (i) guarantee Qualified Guarantee Indebtedness (as defined in the Tax Protection Agreement), or (ii) enter into a Deficit Restoration Obligation (as defined in the Tax Protection Agreement) as required under Article 3 of the Tax Protection Agreement. Notwithstanding anything to the contrary contained in this Agreement including, without limitation §12.2(a), any failure by QTLP to provide any such notice required under the Tax Protection Agreement shall constitute an Event of Default hereunder.

(d) The Credit Agreement is amended by restating §7.17 in its entirety as follows:

§7.17 Distributions of Income to QTLP. Parent Company shall cause all of its Subsidiaries (other than Subsidiary General Partner) that are not Subsidiary Borrowers (subject to the terms of any loan documents under which such Subsidiary is the borrower) to promptly distribute to QTLP (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, its share of all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant/licensee improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices.

(e) The Credit Agreement is amended by restating §7.22 in its entirety as follows:

§7.22 Power Generators. If any Borrower or Additional Subsidiary Guarantor has, or under applicable law is required to maintain, a generator use permit, such Borrower or Additional Subsidiary Guarantor shall pay any fines with respect to its generator use permit in a timely manner and shall not allow any such permits to terminate due to non-payment of fines or other defaults.

(f) The Credit Agreement is amended by restating §7.24 in its entirety as follows:

§7.24 Covenants Regarding REIT and Subsidiary General Partner. From and after the creation of REIT, Borrowers shall cause REIT and, if applicable, Subsidiary General Partner to comply with the following covenants:

(a) REIT shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of interests in QTLP and, if applicable, the Subsidiary General Partner, and the management of the business of QTLP and, if applicable, the Subsidiary General Partner, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of QTLP and, if applicable, the Subsidiary General Partner. REIT shall not own any assets other than (i) interests, rights, options, warrants or convertible or exchangeable securities of QTLP and, if applicable, interests in the Subsidiary General Partner, (ii) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by QTLP; (iii) assets that have been distributed to REIT by its Subsidiaries in accordance with §8.7 below that are held for ten (10) Business Days or less (included within such time period shall be any time such assets are held by the Subsidiary General Partner, if applicable) pending further distribution to equity holders of REIT, (iv) assets received by REIT from third parties (including, without limitation, the proceeds from any Equity Offering), that are held for ten (10) Business Days or less pending further contribution to QTLP, (v) such bank accounts or similar instruments as it deems necessary to carry out its responsibilities under the limited partnership agreement of QTLP and (vi) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of QTLP and its Subsidiaries but which shall in no event include any Equity Interests other than those permitted in clauses (i) and (ii) of this subsection (a).

(b) If QTLP and REIT create the Subsidiary General Partner for the purpose of being the sole general partner of QTLP, then the Subsidiary General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of interests in QTLP, and the management of the business of QTLP, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of QTLP. The Subsidiary General Partner shall not own any assets other than (i) interests, rights, options, warrants or convertible or exchangeable securities of QTLP; (ii) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by QTLP; (iii) assets that have been distributed to Subsidiary General Partner by its Subsidiaries in accordance with §8.7 below that are held for ten (10) Business Days or less pending further distribution to equity holders of REIT, (iv) assets received by Subsidiary General Partner from third parties or by through REIT from third parties (including, without limitation, the proceeds from any Equity Offering), that are held for ten (10) Business Days or less (included within such time period shall be any time such assets are held by REIT) pending further contribution to QTLP, (v) such bank accounts or similar instruments as it deems necessary to carry out its responsibilities under the limited partnership agreement of QTLP and (vi) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of QTLP and its Subsidiaries but which shall in no event include any Equity Interests other than those permitted in clauses (i) and (ii) of this subsection (b).

(c) REIT and, if applicable, the Subsidiary General Partner, shall comply with its obligations under the limited partnership agreement of QTLP, as amended from time to time.

(d) REIT, and if applicable, Subsidiary General Partner, shall contribute or otherwise downstream to QTLP within ten (10) Business Days or less (included within such time period shall be any time such assets are held by REIT and, if applicable, the Subsidiary General Partner) any net assets received by REIT, or if applicable, Subsidiary General Partner, from third parties (including, without limitation, the proceeds from any Equity Offering), except to the extent permitted by §7.24(a).

(e) REIT and if, applicable, Subsidiary General Partner, shall not dissolve, liquidate or otherwise wind up its business, affairs or assets.

(f) QTLP and each of the Borrowers will provide the Agent written notice within two (2) Business Days in the event that QTLP or such Borrower becomes aware that REIT or, if applicable, Subsidiary General Partner, fails to comply with the terms and conditions of this §7.24. Notwithstanding anything to the contrary contained in this Agreement including, without limitation §12.2(a), any failure by QTLP or any of the Borrowers to provide any such notice required under this §7.24(f) shall constitute an Event of Default hereunder.

(g) Notwithstanding anything to the contrary contained in this Agreement, the failure of REIT and, if applicable, Subsidiary General Partner, to comply with the terms and conditions of this §7.24 shall no longer be deemed a “Default,” and an Event of Default shall not be deemed to have occurred in the event that the Springing Recourse Event (as defined in the Springing Guaranty) occurs.

(g) The Credit Agreement is amended by restating §7.26 in its entirety as follows:

§7.26 Creation of REIT. As a condition to the occurrence of the IPO Event, the Borrowers and Guarantors agree, as follows:

(a) Schedule 7.26 hereto sets forth the organizational structure of REIT and QTLP immediately following the IPO Event. Agent and Lenders consent to such structure, with such changes as QTLP deems necessary, provided that simultaneously with the occurrence of the IPO Event (i) QTLP shall become an “operating partnership” which will own not less than 100% of the direct or indirect interests in the Borrowers and each Additional Subsidiary Guarantor, (ii) the structure of the transaction shall be such that the financial results of QTLP and its Subsidiaries would be Consolidated with the accounts of REIT, and (iii) REIT, or Subsidiary General Partner, shall be the sole general partner of QTLP, or with such other changes that the Agent shall approve, such approval not to be unreasonably withheld, conditioned or delayed;

(b) all of the formation and contribution agreements related to the IPO Event shall be in form and substance reasonably acceptable to Agent;

(c) If applicable, the Borrowers and Guarantors shall cause Subsidiary General Partner to execute and deliver the Springing Guaranty and to provide Agent and the Lenders such organizational agreements, resolutions, consents, opinions and other documents and instruments as Agent may reasonably require;

(d) The Borrowers and Guarantors shall cause REIT to (i) execute and deliver the REIT Joinder Agreement to cause REIT to be bound by the provisions of this Agreement applicable to REIT, (ii) execute and deliver the Springing Guaranty, and (iii) provide to Agent and the Lenders such organizational agreements, resolutions, consents, opinions and other documents and instruments as Agent may reasonably require in connection with the REIT Joinder Agreement and Springing Guaranty; and

(e) the Borrowers, Guarantors (including REIT and, if applicable, Subsidiary General Partner) and the Agent shall enter into such amendments to the Loan Documents or other agreements as the Agent may reasonably require to reflect a structure different from that set forth on Schedule 7.26 hereto.

(h) The Credit Agreement is amended by inserting the following new §7.27 immediately after §7.26:

§7.27 Subsidiary General Partner. Following the occurrence of the IPO Event, if QTLP and REIT desire to create the Subsidiary General Partner for the purpose of being the sole general partner of QTLP, then, as a condition to the transfer of the general partner interest in QTLP to the Subsidiary General Partner, QTLP and REIT shall (a) cause the Subsidiary General Partner to simultaneously execute and deliver the Springing Guaranty to Agent and the Lenders, and (b) provide Agent and the Lenders such organizational agreements, resolutions, consents, opinions and other documents and instruments as Agent may reasonably require.

(i) The Credit Agreement is amended by restating §8.1(e) in its entirety as follows:

(e) Indebtedness arising under, or in connection with, the Corporate Credit Agreement in an aggregate amount not to exceed $675,000,000 and any Permitted Refinancing thereof; provided that neither the REIT nor, if applicable, the Subsidiary General Partner shall incur any Indebtedness under this clause (e) other than with respect to Indebtedness arising under any conditional or springing guaranty executed with respect to the Corporate Credit Agreement or any Permitted Refinancing thereof which is in form and substance substantially the same as the Springing Guaranty;

(j) The Credit Agreement is amended by replacing the word “Borrower” in §8.1(g) with the word “Borrowers”.

(k) The Credit Agreement is amended by inserting the parenthetical “(other than QTLP)” after the words “Parent Company” in the thirteenth line of the last paragraph of §8.1.

(l) The Credit Agreement is amended by restating §8.3(o) in its entirety as follows:

(o) Investments to consummate the organizational structure described in §7.26(a) and the transactions contemplated by the formation and contribution agreements referenced in §7.26(b), and after the occurrence of the IPO Event, Investments contemplated by §7.27, in each case subject to the terms and conditions provided in such Sections.

(m) The Credit Agreement is amended by inserting the following new clause (vii) after the existing clause (vi) in §8.4:

and (vii) the restructurings contemplated by, and subject to the terms and conditions provided in, §7.26(a) and (b) and §7.27.

(n) The Credit Agreement is amended by inserting the words “the Obligations with any other” before the word “Indebtedness” in §8.9.

(o) The Credit Agreement is amended by restating §12.1(d) in its entirety as follows:

(d) any of the Borrowers, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained in §7.5(e), §7.24(f), §7.25, §9.2, §9.3, §9.4, §9.5, §9.6, §9.7 or §9.8;

(p) The Credit Agreement is amended by deleting the word “or” after §12.1(r), inserting the word “or” after the semicolon in §12.1(s), and inserting the following clause (t) after §12.1 (s):

(t) REIT or, if applicable, Subsidiary General Partner, fails to perform any term, covenant or agreement contained in §7.24, §7.26 or §7.27 which they are required to perform;

(q) The Credit Agreement is amended by inserting the following sentence at the end of §15:

Notwithstanding anything to the contrary contained in this §15, REIT and, if applicable, Subsidiary General Partner shall not have any expense reimbursement obligations in this §15 except as and to the extent provided in the Springing Guaranty.

(r) The Credit Agreement is amended by deleting the word “and” before clause (h) of §16, inserting a comma at the end of clause (h) of §16 and inserting the following clause (i) immediately after such comma and before the semicolon:

(i) the acceptance by Agent and the Lenders of any Investor Guaranties pursuant to §34

(s) The Credit Agreement is amended by inserting the following sentence at the end of §16:

Notwithstanding anything to the contrary contained in this §16, REIT and, if applicable, Subsidiary General Partner shall not have any indemnification obligations in this §16 except as and to the extent provided in the Springing Guaranty.

(t) The Credit Agreement is amended by restating the address for notices to the Agent of Regions in §19 as follows:

If to the Agent or Regions:

Regions Bank

Real Estate Corporate Banking

6805 Morrison Boulevard

Charlotte, North Carolina 28211

Attn: Kerri Raines

Telecopy No.: (704) 362-3594

With a copy to:

Regions Bank

c/o Regions Capital Markets

3050 Peachtree Rd NW, Suite 400

Atlanta, Georgia 30305

Attn: Syndicate Services

Telecopy No.: (404) 279-7474

(u) The Credit Agreement is amended by restating §34 in its entirety as follows:

§34. INVESTOR GUARANTIES.

As an accommodation to the Borrowers, the Agent and the Lenders have agreed to accept from time to time, upon the request of Borrowers, guaranties from certain Persons who are shareholders, members, partners or affiliates of the Borrowers, the REIT or QTLP (such Persons are hereinafter referred to as the “Investor Guarantors”, and such guaranties are hereinafter referred to individually as the “Investor Guaranty” and collectively as the “Investor Guaranties”); provided that the aggregate principal amount of the Obligations guaranteed by the Investor Guarantors shall not exceed $150,000,000.00. The form of each Investor Guaranty shall be subject to the prior approval of Agent, which consent shall not be unreasonably withheld, delayed or conditioned. No Investor Guarantor shall be a Person with whom the Agent or any Lender is prohibited by applicable law from doing business with, including without limitation, by virtue of OFAC. The Borrowers shall deliver to the Agent such information as the Agent may reasonably request to verify the foregoing. Without limiting the foregoing, no event or circumstance which shall occur with respect to any of such Investor Guarantors, nor any act or omission by the Agent or any of the Lenders with respect to any of the Investor Guarantors or the Investor Guaranties, shall in any event limit, impair or otherwise affect the liability of the Borrowers or Guarantors to the Agent and the Lenders under this Agreement and the other Loan Documents, and the Borrowers and Guarantors hereby waive and agree not to assert or take advantage of any defense based thereon. The Agent may at any time in its sole discretion, but only with the consent of the respective Investor Guarantor or in accordance with the terms of the applicable Investor Guaranty (provided that consent of such Investor Guarantor shall not be required as a condition to the Agent and the Lenders accepting any payments or prepayments of the Obligations, or otherwise dealing with the Loan or the Loan Documents), release any Investor Guarantor from its Investor Guaranty without affecting the liability of the Borrowers or Guarantors under the Loan Documents.

(v) The Credit Agreement is amended by restating §35 in its entirety as follows:

Except to the extent set forth in the Springing Guaranty and subject to the limitations described below, the Obligations of the Borrowers under this Agreement are non-recourse to the REIT and, if applicable, the Subsidiary General Partner, and payable only out of cash flow and assets of the Borrowers and the other Guarantors. Agent, the Lenders and the Lender Hedge Providers agree that neither the REIT, a Subsidiary General Partner, if applicable, nor their assets shall be liable for any of the Obligations of the Borrowers under this Agreement as a result of their status as a general partner of the QTLP. Notwithstanding the foregoing, (a) if an Event of Default occurs, nothing in this §35 shall in any way prevent or hinder the Agent or the Lenders in the pursuit or enforcement of any right, remedy, or judgment against the Borrowers or any of the other Guarantors, or any of their respective assets; (b) the REIT and, if applicable, the Subsidiary General Partner, shall be fully liable to the Agent and the Lenders to the same extent that REIT, and if applicable, the Subsidiary General Partner, would be liable absent the foregoing provision of this §35 for fraud or willful misrepresentation by any of the Borrowers, REIT, the Subsidiary General Partner, if any, or any of their respective Affiliates or Subsidiaries (to the full extent of losses suffered by the Agent or any Lender by reason of such fraud or willful misrepresentation); and (c) nothing in this §35 shall be deemed to be a waiver of any right which Agent may have under §506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code or any successor thereto or similar provisions under applicable state law to file a claim against the Borrowers or any of the other Guarantors for the full amount of the Obligations.

(w) The Credit Agreement is amended by replacing “Exhibit C” of the Credit Agreement with the “Exhibit C” attached hereto.

(x) The Credit Agreement is amended by replacing “Exhibit F” of the Credit Agreement with the “Exhibit F” attached hereto.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of each of the following, each in form and substance satisfactory to the Agent:

(a) A counterpart of this Amendment duly executed by QIPR, QTS Richmond TRS, QTLP and Requisite Lenders; and

(b) Such other documents, instruments and agreements as the Agent may reasonably request.

Section 3. Representations. Each Borrower represents and warrants to the Agent and each Lender as follows:

(a) Authorization. Each of QIPR, QTS Richmond TRS, and QTLP has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of QIPR, QTS Richmond TRS and a duly authorized officer of the general partner of QTLP and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of QIPR, QTS Richmond TRS, and QTLP enforceable against QIPR, QTS Richmond TRS, and QTLP in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by QIPR, QTS Richmond TRS, and QTLP of this Amendment and the performance by each of QIPR, QTS Richmond TRS, and QTLP of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority; (ii) conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person, (iv) conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any material agreement or other instrument binding upon, any such Person or any of its properties, (v) result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any such Person other than the liens and encumbrances in favor of Agent contemplated by the Credit Agreement and the other Loan Documents.

(c) No Default. No Default or Event of Default has occurred and is continuing as of the date hereof or will exist immediately after giving effect to this Amendment.

Section 4. Reaffirmation of Representations by Borrowers. Each of QIPR, QTS Richmond TRS, and QTLP hereby repeats and reaffirms all representations and warranties made by such Person to the Agent and the Lenders in the Credit Agreement and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Certain References. Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 6. Expenses. The Borrowers shall reimburse the Agent upon demand for all reasonable out-of-pocket costs and expenses (including attorneys’ fees) actually incurred by the Agent in connection with the preparation, negotiation and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith.

Section 7. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9. Effect. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect, and this Amendment shall not limit, impair or constitute a waiver of the rights, powers or remedies available to the Lenders under the Credit Agreement or any other Loan Document. The amendments contained herein shall be deemed to have prospective application only.

Section 10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 11. Reaffirmation of Guaranty. Each of QTLP and QTS Richmond TRS hereby reaffirms its continuing obligations to the Agent and the Lenders under that certain Unconditional Guaranty of Payment and Performance dated as of December 21, 2012, by an among QTLP and QTS Richmond TRS, each Additional Subsidiary Guarantor from time to time party thereto, and Regions Bank (the “Guaranty”) and agrees that the transactions contemplated by the Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of such Person, in its capacity as a Guarantor, thereunder.

Section 12. Waiver of Claims. Each of QIPR, QTS Richmond TRS, and QTLP acknowledges, represents and agrees that as of the date hereof it has no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loans or with respect to any acts or omissions of Agent or any of the Lenders, or any past or present officers, agents or employees of Agent or any of the Lenders, and each of QIPR, QTS Richmond TRS, and QTLP does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

Section 13. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement to be executed as of the date first above written.

QIPR:

QUALITY INVESTMENT PROPERTIES RICHMOND, LLC, a Delaware limited liability company

By:	/s/ William H. Schafer
Name:	William H. Schafer
Title:	Chief Financial Officer
(SEAL)

QTLP:

QUALITYTECH, LP, a Delaware limited partnership

By:	QualityTech GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ William H. Schafer
Name:	William H. Schafer
Title:	Chief Financial Officer
(SEAL)

QTS RICHMOND TRS:

QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC

By:	/s/ William H. Schafer
Name:	William H. Schafer
Title:	Chief Financial Officer
(SEAL)

[Signatures Continue on Next Page]

[Signature Page to Second Amendment to Credit Agreement with Quality Investment Properties Richmond, LLC et al.]

REGIONS BANK, as Agent and as a Lender

By:	/s/ Kerri L. Raines
	Name:	Kerri L. Raines
	Title:	Vice President

[Signatures Continue on Next Page]

[Signature Page to Second Amendment to Credit Agreement with Quality Investment Properties Richmond, LLC et al.]

BANK OF AMERICA, N.A.

By:	/s/ David J. Popp
	Name:	David J. Popp
	Title:	AVP

[Signature Page to Second Amendment to Credit Agreement with Quality Investment Properties Richmond, LLC et al.]

CATERPILLAR FINANCIAL SERVICES CORPORATION

By:	/s/ Adam Brown
	Name:	Adam Brown
	Title:	Credit Manager

EXHIBIT “C”

FORM OF SPRINGING GUARANTY

UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned QTS REALTY TRUST, INC., a Maryland corporation (“REIT”), the receipt and sufficiency whereof are hereby acknowledged by REIT, and for the purpose of seeking to induce REGIONS BANK (hereinafter referred to as “Lender”, which term shall also include each other Lender which may now be or hereafter become a party to the Credit Agreement, and shall also include any such individual Lender acting as agent for all of the Lenders), to extend credit or otherwise provide financial accommodations to QUALITY INVESTMENT PROPERITES RICHMOND, LLC, a Delaware limited liability company (“QIPR) and each Additional Subsidiary Borrower (as defined in the Credit Agreement) that may become a party to the Credit Agreement (QIPR and such Additional Subsidiary Borrowers are sometimes hereinafter referred to individually as a Borrower” and collectively as “Borrowers”) under the Credit Agreement, and seeking to induce the Lender Hedge Providers to provide financial accommodations by entering into derivative contracts that may give rise to Hedge Obligations, which extension of credit and provision of financial accommodations will be to the direct interest, advantage and benefit of REIT, REIT does, upon the occurrence of a Springing Recourse Event (as hereinafter defined), hereby, absolutely, unconditionally and irrevocably guarantee to Lender and the Lender Hedge Providers the complete payment and performance of the following liabilities, obligations and indebtedness of Borrowers to Lender and the Lender Hedge Providers (hereinafter referred to collectively as the “Obligations”) (capitalized terms that are used herein that are not otherwise defined herein shall have the meanings set forth in the Credit Agreement):

(a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes in the aggregate principal face amount of Eighty Million and No/100 Dollars ($80,000,000) made by Borrowers to the order of certain of the Lenders, which Revolving Credit Notes are increasable to $125,000,000.00 as provided in the Credit Agreement, together with interest as provided in the Revolving Credit Notes, and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and

(b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Credit Agreement dated as of December 21, 2012 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among Borrowers, Regions Bank, for itself and as agent, and the other lenders now or hereafter a party thereto, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases, and extensions thereof (the Revolving Credit Notes and each of the notes described in this subparagraph (b) are hereinafter referred to collectively as the “Note”); and

EXHIBIT “C” – PAGE 1

(c) the full and prompt payment and performance of any and all obligations of Borrowers to Lender under the terms of the Credit Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements, and extensions thereof; and

(d) The full and prompt payment and performance of any and all obligations of Borrowers and Guarantors to Lender under the Security Documents, together with any replacements, supplements, renewals, modifications, consolidations, restatement, and extensions thereof; and

(e) the full and prompt payment and performance of each and all of the Hedge Obligations; and

(f) the full and prompt payment and performance of any and all other obligations of Borrowers to Lender under any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Note or the Credit Agreement (the Note, the Credit Agreement, the Security Documents and said other agreements, documents and instruments are hereinafter collectively referred to as the “Loan Documents” and individually referred to as a “Loan Document”). Without limiting the generality of the foregoing, REIT acknowledges the terms of §2.11 of the Credit Agreement pursuant to which the Total Commitment under the Credit Agreement may be increased to up to $125,000,000.00 and agree that this Unconditional Guaranty of Payment and Performance (this “Guaranty”) shall extend and be applicable to each new or replacement note delivered by any Borrower in connection with any such increase of the Total Commitment and all other obligations of Borrowers under the Loan Documents as a result of such increase without notice to or consent from REIT.

Notwithstanding anything to the contrary contained herein, under no circumstances shall any of the “Obligations” guaranteed hereby include any obligation that constitutes an Excluded Hedge Obligation of REIT.

1. Agreement to Pay and Perform; Costs of Collection. Upon the occurrence of (a) REIT’s failure to perform any term, covenant or agreement contained in §7.24 of the Credit Agreement (each, an “Asset Covenant Breach”) and the passage of forty-five days (45) after either (i) any Borrower or REIT becomes aware of the Asset Covenant Breach, or (ii) Agent notifies Borrowers in writing of any Asset Covenant Breach, (b) if, at any time, REIT guarantees, or otherwise becomes obligated in respect of, any Indebtedness (other than a conditional or springing guaranty on terms substantially similar to the Springing Guaranty or Indebtedness permitted under §8.1(a), (b), (c), (d), (e) or (f)), (c) REIT (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing, (d) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of REIT or any substantial part of the REIT’s assets, or a case or other proceeding shall be commenced against REIT under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or

EXHIBIT “C” – PAGE 2

similar law of any jurisdiction, now or hereafter in effect, and REIT shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof, (e) a decree or order is entered appointing a trustee, custodian, liquidator or receiver for REIT or adjudicating REIT, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of REIT in an involuntary case under federal bankruptcy laws as now or hereafter constituted (each of 1(a), 1(b), 1(c), 1(d) and 1(e) of this Guaranty being referred to as a “Springing Recourse Event”), then REIT does hereby agree that following and during the continuance of an Event of Default under the Loan Documents if the Note is not paid by Borrowers in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrowers to Lender under the Loan Documents are not paid by Borrowers in accordance with their terms, or if any and all other obligations of Borrowers to Lender under the Note or of Borrowers, any other Guarantor under the other Loan Documents are not performed by Borrowers, or any other Guarantor, as applicable, in accordance with their terms, REIT will immediately upon demand make such payments and perform such obligations. Upon the occurrence of a Springing Recourse Event, REIT further agrees to pay Lender on demand all reasonable costs and expenses (including court costs and reasonable attorneys’ fees and disbursements) paid or incurred by Lender in endeavoring to collect the Obligations guaranteed hereby, to enforce any of the Obligations of Borrowers guaranteed hereby, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the Default Rate unless collection from REIT of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from REIT under applicable law. REIT acknowledges and agrees that its guaranty of the Obligations guaranteed hereunder shall automatically become fully effective upon a Springing Recourse Event and no other documentation shall be required to evidence same.

2. Reinstatement of Refunded Payments. If, for any reason, any payment to Lender of any of the Obligations guaranteed hereunder is required to be refunded by Lender to any Borrower, or paid or turned over to any other Person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors’ rights and remedies now or hereafter enacted, REIT agrees to pay to the Lender on demand an amount equal to the amount so required to be refunded, paid or turned over (the “Turnover Payment”), the obligations of REIT shall not be treated as having been discharged by the original payment to Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by Lender, as well as for any amounts not theretofore paid to Lender on account of such obligations.

3. Actions with Respect to Obligations. REIT hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing REIT from any liability hereunder and without notice to or further consent from REIT or any other Person or entity, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by it or by any Person, firm or corporation on its behalf or for its account, securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by it, other collateral of like kind, or of any kind; modify the terms of the Note or the Loan Documents; extend or renew the Note for any period; grant releases, compromises and

EXHIBIT “C” – PAGE 3

indulgences with respect to the Note or the Loan Documents and to any Persons or entities now or hereafter liable thereunder or hereunder; release any other Guarantor, surety, endorser or accommodation party of the Note or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the Loan Documents, or any of them, or any security for the payment of the indebtedness of any Borrower to Lender or for the performance of any obligations or undertakings of any Borrower, REIT or other Guarantor, nor any course of dealing with any Borrower or any other Person, shall release REIT’s obligations hereunder, affect this Guaranty in any way or afford REIT any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the Loan Documents, and any and all references herein to the Note and the Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, REIT acknowledges the terms of §18.3 of the Credit Agreement and agrees that this Guaranty shall extend and be applicable to each new or replacement note delivered by Borrowers pursuant thereto without notice to or further consent from REIT.

4. No Contest with Lender; Subordination. So long as any of the Obligations hereby guaranteed remain unpaid or undischarged or any Lender has any obligation to make Loans or issue Letters of Credit, REIT will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against any Borrower in respect of any liability of REIT to any Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of any Borrower or the benefit of any other security for any of the Obligations hereby guaranteed which, now or hereafter, Lender may hold or in which it may have any share. REIT hereby expressly waives any right of contribution from or indemnity against any Borrower or any other Guarantor, whether at law or in equity, arising from any payments made by REIT pursuant to the terms of this Guaranty, and REIT acknowledges that REIT has no right whatsoever to proceed against any Borrower or any other Guarantor for reimbursement of any such payments. In connection with the foregoing, REIT expressly waives any and all rights of subrogation to Lender against any Borrower or any other Guarantor, and REIT hereby waives any rights to enforce any remedy which Lender may have against any Borrower or any other Guarantor and any rights to participate in any collateral for any Borrower’s obligations under the Loan Documents. REIT hereby subordinates any and all indebtedness of any Borrower now or hereafter owed to REIT to all indebtedness of any Borrower or any other Guarantor to Lender, and agrees with Lender that (a) REIT shall not demand or accept any payment from any Borrower or any other Guarantor on account of such indebtedness, (b) REIT shall not claim any offset or other reduction of REIT’s obligations hereunder because of any such indebtedness, and (c) REIT shall not take any action to obtain any interest in any of the security, if any, described in and encumbered by the Loan Documents because of any such indebtedness; provided, however, that, if Lender so requests, such indebtedness shall be collected, enforced and received by REIT as trustee for Lender and be paid over to Lender on account of the indebtedness of any Borrower to Lender, but without reducing or affecting in any manner the liability of REIT under the other provisions of this Guaranty except to the extent the principal amount or other portion of such outstanding indebtedness shall have been reduced by such payment.

EXHIBIT “C” – PAGE 4

5. Waiver of Defenses. REIT hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

(a) (i) any change in the amount, interest rate or due date or other term of any of the obligations hereby guaranteed, (ii) any change in the time, place or manner of payment of all or any portion of the obligations hereby guaranteed, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any obligations hereby guaranteed, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the obligations hereby guaranteed or any other instrument or agreement referred to therein or evidencing any obligations hereby guaranteed or any assignment or transfer of any of the foregoing;

(b) any subordination of the payment of the obligations hereby guaranteed to the payment of any other liability of any Borrower, any other Guarantor or any other Person;

(c) any act or failure to act by any Borrower or any other Person which may adversely affect REIT’s subrogation rights, if any, against any Borrower, any other Guarantor or any other Person to recover payments made under this Guaranty;

(d) any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the obligations hereby guaranteed;

(e) any application of sums paid by any Borrower or any other Person with respect to the liabilities of Lender, regardless of what liabilities of the Borrowers remains unpaid;

(f) any defense of any Borrower, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations;

(g) either with or without notice to REIT, any renewal, extension, modification, amendment or other changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations;

(h) any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;

(i) the incapacity, lack of authority, death or disability of any Borrower or any other Person or entity, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of any Borrower, REIT, any other Guarantor or any other Person or entity;

(j) the dissolution or termination of existence of any Borrower, REIT, any other Guarantor or any other Person or entity;

EXHIBIT “C” – PAGE 5

(k) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Borrower, REIT, any other Guarantor or any other Person or entity;

(l) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, any Borrower, REIT any other Guarantor or any other Person or entity, or any of Borrower’s, REIT’s or any other Guarantor’s or any other Person’s or entity’s properties or assets;

(m) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Real Estate or any of the improvements located thereon;

(n) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation of any Borrower or of any action or nonaction on the part of any other Person whomsoever in connection with any obligation hereby guaranteed;

(o) any failure or delay of Lender to commence an action against any Borrower or any other Person, to assert or enforce any remedies against any Borrower under the Note or the other Loan Documents, or to realize upon any security;

(p) any failure of any duty on the part of Lender to disclose to REIT any facts it may now or hereafter know regarding any Borrower (including, without limitation any Borrower’s financial condition), any other Guarantor or any other Person, any collateral, or any other assets or liabilities of such Persons, whether such facts materially increase the risk to REIT or not (it being agreed that REIT assumes responsibility for being informed with respect to such information);

(q) failure to accept or give notice of acceptance of this Guaranty by Lender;

(r) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

(s) failure to make or give protest and notice of dishonor or of default to REIT or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;

(t) any and all other notices whatsoever to which REIT might otherwise be entitled;

(u) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

(v) the invalidity or unenforceability of the Note, or any of the other Loan Documents, or any assignment or transfer of the foregoing;

(w) the compromise, settlement, release or termination of any or all of the obligations of Borrowers under the Note or the other Loan Documents or the Hedge Obligations;

EXHIBIT “C” – PAGE 6

(x) any transfer by any Borrower or any other Person of all or any part of the security, if any, encumbered by the Loan Documents;

(y) the failure of Lender to perfect any security or to extend or renew the perfection of any security; or

(z) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which REIT might otherwise be entitled, it being the intention that the obligations of REIT hereunder are absolute, unconditional and irrevocable.

REIT understands that the exercise by Lender of certain rights and remedies may affect or eliminate Guarantor’s right of subrogation against a Borrower, individually, the Borrowers, collectlively, or the other Guarantors and that REIT may therefore incur partially or totally nonreimbursable liability hereunder. Nevertheless, REIT hereby authorizes and empowers Lender, its successors, endorsees and assigns, to exercise in its or their sole discretion, any rights and remedies, or any combination thereof, which may then be available, it being the purpose and intent of REIT that the obligations hereunder shall, upon the occurrence of a Springing Recourse Event, be absolute, continuing, independent and unconditional under any and all circumstances. Notwithstanding any other provision of this Guaranty to the contrary, REIT hereby waives and releases any claim or other rights which REIT may now have or hereafter acquire against any Borrower or any other Guarantor or other Person of all or any of the obligations of REIT hereunder that arise from the existence or performance of REIT’s obligations under this Guaranty or any of the other Loan Documents, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, any right to participate in any claim or remedy of Lender against any Borrower or any other Guarantor or other Person or any collateral which Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including, without limitation, the right to take or receive from any Borrower or any other Guarantor, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights, except for those rights of other Guarantors under the Contribution Agreement.

6. Guaranty of Payment and Performance and Not of Collection. This is a guaranty of payment and performance and not of collection. Upon the occurrence of a Springing Recourse Event, the liability of REIT under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against any Borrower or any other Person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. REIT hereby waives any right to require that an action be brought against any Borrower or any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of any Borrower or any other Person.

7. Rights and Remedies of Lender. In the event of an Event of Default under the Note or the Loan Documents, or any of them, that is continuing (it being understood that the Lender has no obligation to accept cure after an Event of Default occurs), Lender shall have the right to enforce its rights, powers and remedies thereunder or hereunder or under any other Loan Document, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided

EXHIBIT “C” – PAGE 7

thereunder or hereunder or by law or in equity. Accordingly, REIT hereby authorizes and empowers Lender upon the occurrence and during the continuance of any Event of Default under the Note or the Loan Documents, at its sole discretion, and without notice to REIT, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any security, whether real, personal or intangible. At any public or private sale of any security or collateral for any of the Obligations guaranteed hereby, whether by foreclosure or otherwise, Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or any other Loan Document without prejudice to Lender’s remedies hereunder against REIT for deficiencies. If the Obligations guaranteed hereby are partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such Obligations are otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and REIT shall, upon the occurrence of a Springing Recourse Event, remain liable for the entire balance of the Obligations guaranteed hereby even though any rights which REIT may have against any Borrower or any other Person may be destroyed or diminished by the exercise of any such remedy.

8. Application of Payments. REIT hereby authorizes Lender, without notice to REIT, to apply all payments and credits received from any Borrower, REIT, any other Guarantor or any other Person or realized from any security in such manner and in such priority as Lender in its sole judgment shall see fit to the Obligations.

9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of REIT or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to REIT under federal bankruptcy law or any other applicable law or in connection with the insolvency of REIT, or if a liquidator, receiver, or trustee shall have been appointed for REIT or REIT’s properties or assets, Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to REIT, or any of REIT’s properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrowers guaranteed hereby shall then be due and payable, by declaration or otherwise, Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrowers guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. REIT covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against any Borrower, REIT shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. §105 or any other provision of the Bankruptcy Code, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Lender to enforce any rights of Lender against REIT by virtue of this Guaranty or otherwise.

10. Covenants of REIT. REIT hereby covenants and agrees with Lender that until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrowers under, by reason of, or pursuant to the Note and the other Loan Documents have been completely performed and Lender has no further obligation to make Loans, REIT will comply with any and all covenants applicable to REIT set forth in the Credit Agreement.

EXHIBIT “C” – PAGE 8

11. Rights of Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or applicable law and not by way of limitation of any such rights, REIT hereby grants to Lender, during the continuance of any Event of Default under the Note or the Loan Documents, at any time and without notice to REIT, the right to set-off and apply the whole or any portion or portions of any or all deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where the deposits are held) now or hereafter held by Lender and other sums credited by or due from Lender to REIT or subject to withdrawal by REIT against amounts payable under this Guaranty, whether or not any other person or persons could also withdraw money therefrom. Any security now or hereafter held by or for REIT and provided by any Borrower, or by anyone on any Borrower’s behalf, in respect of liabilities of REIT hereunder shall be held in trust for Lender as security for the liabilities of REIT hereunder.

12. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of REIT can be released or waived by Lender except as provided in §27 of the Credit Agreement. This Guaranty shall be irrevocable by REIT until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrowers, REIT and other Guarantors under, by reason of, or pursuant to the Note and the other Loan Documents have been completely performed and the Lenders have no further obligation to advance Loans under the Credit Agreement or issue Letters of Credit.

13. Notices. Each notice, demand, election or request provided for or permitted to be given pursuant to this Guaranty (hereinafter in this §13 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by facsimile, and addressed as follows:

The address of Lender is:

Regions Bank

Real Estate Corporate Banking

6805 Morrison Boulevard

Charlotte, North Carolina 28211

Attn: Kerri Raines

Facsimile No.: (704) 362-3594

With a copy to:

Regions Bank

c/o Regions Capital Markets

3050 Peachtree Road, NW, Suite 400

Atlanta, Georgia 30305

Attn: Syndicate Services

Facsimile No.: (404) 279-7474

EXHIBIT “C” – PAGE 9

The address of Guarantors is:

c/o Quality Companies, LLC

12851 Foster Street, Suite 205

Overland Park, Kansas 66213

Attn: CEO/President

Facsimile No.: (913) 814-7766

With a copy to:

c/o Quality Companies, LLC

12851 Foster Street, Suite 205

Overland Park, Kansas 66213

Attn: Corporate Counsel

Facsimile No.: (913) 814-7766

With a copy to:

Stinson Morrison Hecker LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attn: Patrick J. Respeliers

Facsimile No.: (816) 412-8174

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by facsimile is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days’ prior Notice thereof, Borrowers, REIT or Lenders shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

14. Governing Law. REIT ACKNOWLEDGES AND AGREES THAT THIS GUARANTY AND THE OBLIGATIONS OF REIT HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EXHIBIT “C” – PAGE 10

15. CONSENT TO JURISDICTION; WAIVERS. REIT HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF NEW YORKOVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY (LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF NEW YORK OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF NEW YORK, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN OR IN ADDITION TO ACTUAL DAMAGES. EACH LENDER IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY STATE TO THE RIGHT, IF ANY, TO TRIAL BY JURY. REIT HEREBY WAIVES ITS RIGHTS TO PERSONAL SERVICE AND AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO REIT AT THE ADDRESS SET FORTH IN PARAGRAPH 13 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY, IF ANY, AND AGAINST REIT PERSONALLY, AND AGAINST ANY PROPERTY OF REIT, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF REIT AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY REIT TO PERSONAL JURISDICTION WITHIN THE STATE OF NEW YORK. REIT HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. REIT CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND ACKNOWLEDGE THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 15. REIT ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 15 WITH ITS LEGAL COUNSEL AND THAT REIT AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

16. Successors and Assigns. The provisions of this Guaranty shall be binding upon REIT and its successors, successors in title, legal representatives, and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns and the holders of the Hedge Obligations. REIT shall not assign or transfer any of its rights or obligations under this Guaranty without the prior written consent of Lender.

EXHIBIT “C” – PAGE 11

17. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof, and any assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

18. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

19. Disclosure. REIT agrees that in addition to disclosures made in accordance with standard banking practices, any Lender may disclose information obtained by such Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder subject to the terms of the Credit Agreement.

20. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

21. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of REIT under this Guaranty.

22. Ratification. REIT does hereby restate, reaffirm and ratify each and every warranty and representation regarding REIT or its Subsidiaries set forth in the Credit Agreement as if the same were more fully set forth herein.

23. Reserved.

24. Fair Consideration. The REIT represents that the REIT is engaged in common business enterprises related to those of Borrowers and REIT will derive substantial direct or indirect economic benefit from the effectiveness and existence of the Credit Agreement.

25. Counterparts. This Guaranty and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Guaranty it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

26. Condition of Borrowers. Without reliance on any information supplied by the Lender, REIT has independently taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of each Borrower, and the Lender shall not have any duty to advise REIT of information at any time known to the Lender regarding such financial condition or affairs or any collateral, if any.

EXHIBIT “C” – PAGE 12

[CONTINUED ON NEXT PAGE]

EXHIBIT “C” – PAGE 13

IN WITNESS WHEREOF, REIT has executed this Guaranty as of this      day of             , 20    .

REIT:

QTS REALTY TRUST, INC., a Maryland corporation

By:
Name:
Title:

(SEAL)

[Signatures Continued on Next Page]

EXHIBIT “C” – PAGE 14

Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to the waiver of the right to trial by jury contained in Paragraph 15 hereof.

REGIONS BANK,
as Agent for the Lenders

By:
Name:
Title:

(SEAL)

15

EXHIBIT “F”

FORM OF LIMITED JOINDER AGREEMENT

THIS LIMITED JOINDER AGREEMENT (“Joinder Agreement”) is executed as of             , 20    , by                                         , a                              (“REIT”), and delivered to REGIONS BANK, as Agent, pursuant to §7.24 of the Credit Agreement dated as of December 21, 2012, as from time to time in effect (the “Credit Agreement”), among the Borrowers, Regions Bank, for itself and as Agent, and the other Lenders from time to time party thereto and the other parties thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A. As a condition to the occurrence of the IPO Event, REIT is required, pursuant to §7.26 of the Credit Agreement, to become a party to the Credit Agreement in order to be bound by certain provisions thereof.

B. REIT expects to realize direct and indirect benefits as a result of the availability to the Borrowers of the credit facilities under the Credit Agreement.

NOW, THEREFORE, REIT agrees as follows:

AGREEMENT

1. Joinder. By this Joinder Agreement, REIT hereby becomes a party to the Credit Agreement. REIT hereby expressly assumes and agrees to be bound by those provisions of the Credit Agreement applicable to REIT including, without limitation, those contained in §7.24 of the Credit Agreement. REIT’s assumption of the foregoing obligations (a) is absolute, unconditional and is not subject to any defenses, waivers, claims or offsets and (b) shall not be affected or impaired by any agreement, condition, statement or representation of any person or entity. REIT expressly agrees that it has read, approved and will comply with and be bound by all of the terms, conditions, and provisions contained in the Credit Agreement and the other Loan Documents applicable to REIT. For the avoidance of doubt, REIT is not assuming any of the Borrowers’ Obligations under the Credit Agreement except as and to the extent provided in the Springing Guaranty.

2. Representations and Warranties of REIT. REIT represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by REIT to Agent on or prior to the date hereof and approved by the Agent in writing, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to REIT on and as of the Effective Date (as defined below) as though made on that date. As of the Effective Date, all covenants and agreements in the Credit Agreement are true and correct with respect to REIT and no Default or Event of Default shall exist or might exist upon the Effective Date REIT becomes a party to the Credit Agreement.

EXHIBIT “F” – PAGE 1

3. IPO Event. Quality Tech, LP (“QTLP”) and REIT acknowledge, represent and agree that the events relating to the IPO Event and restructuring of QTLP have been as set forth in Schedule 1 attached hereto and made a part hereof.

4. No Waiver or Modification. This Joinder Agreement shall not constitute a waiver or modification of any requirement of obtaining Agent and Lenders’ consent to any future ownership changes or any portion thereof or interest therein as required by the Credit Agreement, nor shall it constitute a modification of the terms, provisions, or requirements in the Loan Documents in any respect except as expressly provided herein. REIT and QTLP specifically acknowledge that any subsequent assumption or transfer of any interest in REIT, QTLP, Borrowers, and Guarantors in violation of the Loan Documents shall be a Default thereunder. The Loan Documents are hereby ratified and, except as expressly modified in this Agreement, remain unmodified and are in full force and effect

5. Further Assurances. This Agreement shall be deemed a “Loan Document” for all purposes under the Loan Documents. REIT agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7. Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

8. The effective date (the “Effective Date”) of this Joinder Agreement is             , 20    .

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT “F” – PAGE 2

IN WITNESS WHEREOF, REIT has executed this Joinder Agreement as of the day and year first above written.

“REIT”

, a

By:
Name:
Title:

[SEAL]

ACKNOWLEDGED:

QUALITYTECH, LP, a Delaware limited partnership

By:	, a , its general partner

By:
Name:
Title:

[SEAL]

ACKNOWLEDGED:

REGIONS BANK, as Agent

By:
Name:
Title:

[SEAL]

EXHIBIT “F” – PAGE 3